UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT
                             _____________________

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): October 14, 2005


                             Wynn Resorts, Limited
            (Exact Name of Registrant as Specified in its Charter)


             Nevada                       000-50028              46-0484987
 (State or Other Jurisdiction of   (Commission File Number)  (I.E. Employer
        Incorporation)                                      Identification No.)

       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                      89109
  (Address of Principal Executive Offices)                       (Zip Code)

                                (702) 770-7555
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.        Other Events.

On October 14, 2005, Wynn Resorts (Macau) S.A., a subsidiary of the Registrant ("Wynn Macau"), entered into two interest rate swap agreements with Deutsche Bank AG, Societe Generale Paris and Bank of America Securities Asia (together, the "Banks") to hedge a portion of the underlying interest risk on future borrowings under Wynn Macau's existing $729 million senior term loan facility. Under the first hedge agreement, Wynn Macau will pay to the Banks a fixed interest rate of approximately 4.84% on borrowings estimated to be incurred under the senior term loan facility up to a maximum of approximately US$198.2 million, in exchange for payments from the Banks on the same amounts at a variable interest rate based on the applicable London Interbank Offered Rate ("LIBOR") at the time of payment. Under the second hedge agreement, Wynn Macau will pay to the Banks a fixed interest rate of approximately 4.77% on borrowings estimated to be incurred under the senior term loan facility up to a maximum of approximately HK$1.1 billion (approximately US$140.3 million), in exchange for payments from the Banks on the same amounts at a variable interest rate based on the applicable Hong Kong Interbank Offer Rate ("HIBOR") at the time of payment. The term of both hedge agreements is November 28, 2005 through November 28, 2008.

Wynn Macau's senior debt facility currently provides that term loans will bear interest at LIBOR or HIBOR plus a margin of 3.0% until the opening of Wynn Macau, a destination casino resort in the Macau Special Administrative Region of the People's Republic of China (expected to be in the third quarter of 2006), at which time the interest rate will reduce to LIBOR or HIBOR plus a margin of 2.75%. The senior debt facility also provides for further reductions in the margin on the term loans if Wynn Macau satisfies certain prescribed leverage ratio tests. Wynn Macau currently has no amounts outstanding under the bank facility.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 19, 2005

                                                Wynn Resorts, Limited


                                                By:  /s/ John Strzemp
                                                     -----------------------
                                                    John Strzemp
                                                    Chief Financial Officer